Exhibit 31.02

CERTIFICATION

I, Robert R.B. Dykes, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Flextronics International Ltd.; and

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 20, 2004

/s/ Robert R.B. Dykes
Robert R.B. Dykes
President, Systems Group
and Chief Financial Officer
(Principal Financial Officer)